UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019 (February 27, 2019)

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3075 Highland Parkway, Suite 200 Downers Grove, IL 60515 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior ABL Credit Facility

On February 28, 2019, Univar and certain of its U.S. and Canadian subsidiaries entered into an Amended and Restated ABL Credit Agreement pursuant to which Bank of America N.A. and the other lenders party thereto agreed to provide for a five year senior secured ABL credit facility in an aggregate amount of $1.3 billion and a three-year senior secured Canadian dollar ABL term loan facility in an aggregate principal amount of the Canadian dollar equivalent of $175 million (collectively, the “New Senior ABL Facility”). The New Senior ABL Facility amends and restates in full the ABL facility entered into by Univar on July 28, 2015. The maximum amount available to be borrowed under the New Senior ABL Facility will be determined by a borrowing base consisting of eligible inventory, eligible accounts receivable and cash of Univar and certain of its subsidiaries.

The New Senior ABL Facility is secured by (i) a first priority lien on the loan parties’ accounts receivable and inventory, and (ii) a second priority lien on substantially all other assets of these parties, in each case subject to various limitations and exceptions.

The interest rates applicable to the loans under the New Senior ABL Facility will be based on, at the borrower’s option, (i) with respect to initial term loan facility under the New Senior ABL Facility, a fluctuating rate of interest determined by reference to either a base rate plus an applicable margin ranging from 1.00% to 1.25% and a prime rate plus an applicable margin ranging from 2.00% to 2.25% and (ii) with respect to the U.S. and Canadian revolving loans under the New Senior ABL Facility, a fluctuating rate of interest determined by reference to a base rate plus an applicable margin ranging from 0.25% to 0.50% or a prime rate or Eurocurrency rate plus an applicable margin ranging from 1.25% to 1.50%. The applicable margin will be adjusted after the completion of each full fiscal quarter based upon the pricing grid in the New Senior ABL Facility. The New Senior ABL Facility contains a number of customary affirmative and negative covenants and events of default.

The foregoing summary of the New Senior ABL Facility does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amended and Restated ABL Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Senior Term Loan Facility

On February 28, 2019, Univar and certain of its subsidiaries entered into the Fourth Amendment (the “Fourth Amendment”) to that certain credit agreement, dated July 1, 2015 (as in amended prior to the Fourth Amendment, the “Credit Agreement” and as amended by the Fourth Amendment, the “Amended Credit Agreement”). Pursuant to the Fourth Amendment, Goldman Sachs Bank USA and the other lenders agreed to provide a new Term B-4 loan facility in an aggregate principal amount of $300 million and a new Euro Term B-2 loan facility in an aggregate principal amount of €425 million (collectively, the “Incremental Term Loans”). As of the date of the Fourth Amendment, $2,529,288,625.00 of Term B-3 loans remain outstanding under the Amended Credit Agreement (together with the Incremental Term Loans, the “Senior Term Facilities”).

The Senior Term Facilities are (i) secured by a first priority lien on substantially all assets of the loan parties (other than accounts receivable and inventory) and a second priority lien on accounts receivable and inventory of the loan parties and (ii) guaranteed on a senior secured basis, jointly and severally, by Univar and certain of its material wholly-owned U.S. subsidiaries.

The interest rates applicable to the loans under the Senior Term Facilities will be based on, at the borrower’s option, (i) in the case of dollar denominated Incremental Term Loans, a fluctuating rate of interest determined by reference to a base rate plus an applicable margin equal to 1.50% or a Eurocurrency rate plus an applicable margin equal to 2.50% (in each case with one 0.25% step down based on achievement of a specific leverage level) and (ii) in the case of Euro denominated Incremental Term Loans, a fluctuating rate of interest determined by reference to a EURIBO rate plus an applicable margin equal to 2.75%. The interest rate applicable to the Term B-3 loans remain unchanged. Other than as discussed above, the terms of the Amended Credit Agreement are principally unchanged from the provisions in the Credit Agreement.

The foregoing summary of the Senior Term Facilities does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fourth Amendment and the Amended Credit Agreement, filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2019, Univar completed its previously announced acquisition of Nexeo Solutions, Inc., a Delaware corporation (“Nexeo”), pursuant to the Agreement and Plan of Merger Agreement, dated September 17, 2018 (the “Merger Agreement”), among Nexeo, Univar, Pilates Merger Sub I Corp, a Delaware corporation and direct wholly owned subsidiary of Univar (“Merger Sub I”), and Pilates Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Univar (“Merger Sub II”).

Pursuant to the terms of the Merger Agreement (i) Merger Sub I merged with and into Nexeo (the “Initial Merger”), with Nexeo surviving the Initial Merger as a wholly owned subsidiary of Univar, and (ii) immediately following the Initial Merger, Nexeo merged with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II surviving as the surviving company in the Subsequent Merger. Each full share of common stock, par value $0.0001 per share, of Nexeo (collectively, the “Nexeo Common Shares”) issued and outstanding immediately prior to the effective time of the Initial Merger (such time, the “Initial Effective Time”) (other than (i) Nexeo Common Shares owned by Univar, Nexeo or any direct or indirect wholly owned subsidiary of Nexeo or Univar (including Merger Sub I and Merger Sub II) and (ii) Nexeo Common Shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the Delaware General Corporations Law, as amended) was converted into the right to receive (A) the Cash Consideration, described below, and (B) 0.305 of a share of common stock, par value $0.01 per share, of Univar (“Univar Common Stock”) (the “Stock Consideration” and, together with the Cash Consideration and any cash in lieu of fractional shares of Univar Common Stock, the “Merger Consideration”). No fractional Univar Common Stock were issued in the Mergers, and instead each holder of a Nexeo Common Share converted pursuant to the terms of the previous sentence who would otherwise have been entitled to receive a fraction of a share of Univar Common Stock (after taking into account Nexeo Common Shares held by such holder) received, in lieu of such fractional Univar Common Stock, cash (without interest) in an amount equal to such fractional amount of Univar Common Stock multiplied by $23.29, the last reported sale price of Univar Common Stock on February 27, 2019, the last complete trading day prior to the date of the Initial Effective Time.

Pursuant to the terms of the Merger Agreement, the “Cash Consideration” was $3.02 per Nexeo Common Share, which amount reflects a reduction by $0.27 per Nexeo Common Share based on the closing price of Univar Common Stock on February 27, 2019, the day prior to the closing of the Mergers.

The stock consideration payable to former holders of Nexeo Common Shares and related stock awards, described below, consists, in the aggregate, of approximately 28 million shares of Univar Common Stock, or approximately 16% of the issued and outstanding Univar Common Stock following the completion of the transaction.

Following the Initial Effective Time, Nexeo’s units, consisting of one Nexeo Common Share and one Nexeo warrant, were split into one Nexeo Common Share, which was converted into the right to receive the Merger Consideration in the Initial Merger, and one Nexeo warrant (a “Nexeo Warrant”), which remained outstanding and was assumed by Merger Sub II as successor to Nexeo in the Subsequent Merger. Following the Initial Effective Time, each outstanding and unexercised Nexeo Warrant, including Nexeo Warrants retained by Nexeo unitholders after the split of the Nexeo units, is exercisable for 0.1525 shares of Univar Common Stock and $1.51 in cash, which represents the Merger Consideration that would have been payable in respect of the one-half (1/2) share of Nexeo Common Stock that the holder of each Nexeo Warrant would have been entitled to receive had such holder exercised such Nexeo Warrant immediately prior to the Initial Effective Time, upon the terms and conditions specified in Nexeo Warrants and the Warrant Agreement, dated as of June 5, 2014 (the “Nexeo Warrant Agreement”), by and between WL Ross Holding Corp and Continental Stock Transfer & Trust Company, filed as Exhibit 4.1 to Nexeo’s Current Report on Form 8-K filed on June 16, 2014. Effective February 28, 2019, Univar appointed Equiniti Trust Company (“Equiniti”) as successor warrant agent pursuant to the Nexeo Warrant Agreement, and Equiniti assumed the obligations of the warrant agent under the Nexeo Warrant Agreement.

Nexeo has requested that the Nexeo Common Shares, Nexeo Warrants and Nexeo units cease to be traded on the Nasdaq Global Exchange (“Nasdaq”) prior to the opening of the market on March 1, 2019 and that they be delisted from Nasdaq. Accordingly, Nasdaq is expected to file with the Securities and Exchange Commission (the “SEC”) Form 25 Notifications of Removal from Listing and/or Registration under Section 12(b) (the “Form 25s”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Nexeo Common Shares, the Nexeo Warrants and the Nexeo units under Section 12(b) of the Exchange Act. The delisting of the Nexeo Common Shares, the Nexeo Warrants and the Nexeo units from Nasdaq is expected to be effective 10 days after the filing of the Form 25s. The surviving company, Merger Sub II, intends to file with the SEC Form 15s under the Exchange Act relating to the Nexeo Common Shares, the Nexeo Warrants and the Nexeo units.

At the Initial Effective Time, with respect to each outstanding option to purchase Nexeo Common Shares (each, a “Company Option”), whether vested or unvested, was: (i) if the exercise price of such Company Option was equal to or greater than the sum of (A) the Cash Consideration plus (B) the product obtained by multiplying (x) the Stock Consideration by (y) the volume weighted average closing sale price of one share of Univar Common Stock as reported on the NYSE for the ten (10) consecutive trading days ending on February 27, 2019, the trading day immediately preceding the Initial Effective Time or $23.49, (the “Per Share Cash Equivalent Consideration”), such Company Option was terminated and cancelled as of immediately prior to the Initial Effective Time, without any consideration being payable in respect thereof, and has no further force or effect, or (ii) if the exercise price of such Company Option was less than the Per Share Cash Equivalent Consideration, was terminated and cancelled as of immediately prior to the Initial Effective Time and converted into the right to receive, in respect of each “net share” covered by such Company Option, the Merger Consideration, net of any taxes, the per share Merger Consideration. The number of “net shares” covered by such Company Option was determined in accordance with the formula set forth in the Merger Agreement and took in account the exercise price of the applicable Company Option.

Each outstanding share of restricted stock (each, a “Company Restricted Stock Award”) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was terminated and cancelled as of immediately prior to the Initial Effective Time and converted into the right to receive the Merger Consideration, net of any taxes withheld, with respect to the number of Nexeo Common Shares subject to such Company Restricted Stock Award immediately prior to the Initial Effective Time.

Each outstanding performance share unit that was granted under Nexeo’s stock plan (each, a “Company Performance Share Unit Award”) that was outstanding or payable as of immediately prior to the Initial Effective Time, whether vested or unvested, was terminated and cancelled as of immediately prior to the Initial Effective Time and converted into the right to receive the Merger Consideration, net of any taxes withheld, with respect to the number of Shares subject to such Company Performance Share Unit Award determined based on actual performance through the latest practicable date prior to the Closing Date.

Each outstanding award of share-settled restricted share units (each, a “Company RSU Award”) that was outstanding or payable as of immediately prior to the Initial Effective Time, whether vested or unvested, was terminated and cancelled as of immediately prior to the Initial Effective Time and converted into the right to receive the Merger Consideration, net of any taxes withheld, with respect to the number of Shares subject to such Company RSU Award immediately prior to the Initial Effective Time.

Each outstanding award of cash-settled restricted share units (each, a “Company Cash RSU Award”) that was outstanding or payable as of immediately prior to the Initial Effective Time, whether vested or unvested, was terminated and cancelled as of immediately prior to the Initial Effective Time and converted into the right to receive an amount in cash equal to the Per Share Cash Equivalent Consideration, net of any taxes withheld, with respect to each Share subject to such Company Cash RSU Award immediately prior to the Initial Effective Time.

The foregoing description of the Mergers and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Univar’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2018, and incorporated herein by reference.

A copy of the press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2019, the Company and Nick Powell, President EMEA and APAC, entered into a letter agreement providing for one year’s notice for termination of Mr. Powell’s employment for certain reasons and providing the Company with the right to place Mr. Powell on garden (paid) leave, as is customary in the UK.

This summary is qualified in its entirety by the letter agreement, which is attached hereto as Exhibit 5.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held a Special Shareholder Meeting on February 27, 2019.

(b) The results of the matters submitted to shareholder vote at the Special Meeting were as follows:

1.	The issuance of shares of Univar common stock in connection with the transactions contemplated by the Merger Agreement.

For	Against	Withhold/Abstain	Broker Non-Votes
125,139,510	6,804	277,698	0

2.	A proposal to adjourn the Special Meeting, if necessary to solicit additional proxies, if immediately prior to adjournment sufficient votes to approve the Univar share issuance have not been obtained.

For	Against	Withhold/Abstain	Broker Non-Votes
121,698,124	3,448,236	277,652	0

A copy of the press release announcing the voting results is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 1, 2019, Univar issued a press release announcing the consummation of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing of Univar under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial information required by this item is not being filed herewith. Historical financial information, to the extent required by this Item 9.01, will be filed no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial information required by this item is not being filed herewith. Pro forma financial information, to the extent required by this Item 9.01, will be filed no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit 2.1	Purchase and Sale Agreement, by and among Nexeo Solutions, Inc., Neon Holdings, Inc. and Univar Inc., dated as of February 8, 2019+

Exhibit 5.1	Letter Agreement, by and between Nick Powell and Univar Inc., dated as of February 27, 2019

Exhibit 10.1

Amended and Restated ABL Credit Agreement, dated as of February  28, 2019 between Univar Inc. and certain of its subsidiaries, the several banks and financial institutions from time to time party thereto and Bank of America, N.A.

Exhibit 10.2

Fourth Amendment and the Amended Credit Agreement, dated as of February  28, 2019 between Univar USA Inc., Univar Inc., the several banks and financial institutions from time to time party thereto and Bank of America, N.A.

Exhibit 99.1	Press Release of Univar Inc., dated March 1, 2019

Exhibit 99.2	Press Release of Univar Inc., dated February 27, 2019

+

Certain schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and Univar agrees to furnish supplementally to the SEC a copy of any omitted schedule or similar attachments upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2019	UNIVAR INC.

	By:	/s/ Jeffrey W. Carr
	Name:	Jeffrey W. Carr
	Title:	Senior Vice President, General Counsel and Secretary